Exhibit 5.1

Office of the General Counsel

Paris, 29 July 2020

Ladies and Gentlemen,

1.                           I am the General Counsel of Council of Europe Development Bank (“CEB”) and I am rendering this opinion in connection with the filing of a registration statement on Schedule B (the “Registration Statement”) by CEB with the U.S. Securities and Exchange Commission (“SEC”) for the purpose of registration under the United States Securities Act of 1933, as amended (the “Securities Act”) of debt securities to be issued by CEB (the “Debt Securities”).

For the purposes of this opinion I have examined and am familiar with the texts under which CEB is constituted and operating including, without limitation,

(i)         Resolution (55) 34 with respect to the establishment of CEB on the basis of a partial agreement between certain Council of Europe Member States, adopted by the Council of Europe on 13 December 1955;

(ii)       CEB’s Articles of Agreement, adopted by Resolution (56) 9 of the Council of Europe on 16 April 1956 and restated in June 1993, as subsequently amended (the “Articles”);

(iii)      the Third Protocol to the General Agreement on Privileges and Immunities of the Council of Europe, adopted by the Council of Europe on 6 March 1959 (the “Third Protocol”); and

(iv)      copies of such documents as I have deemed necessary with respect to the entry into force of the abovementioned documents.

I have also examined and am familiar with

(i)         the provisions of the Fiscal Agency Agreement dated 1 February 2010, as amended from time to time, between CEB and Citibank, N.A., London Branch as Fiscal Agent (the “Fiscal Agency Agreement”), relating to the issue from time to time of Debt Securities, filed as an exhibit to the Registration Statement;

(ii)       the forms of Debt Securities included as exhibits to the Fiscal Agency Agreement; and

(iii)      the proceedings taken by CEB to authorize the issue and sale of Debt Securities and the taking of such other action necessary or appropriate therefore, including, without limitation, the signing of the Fiscal Agency Agreement and the registration of Debt Securities under the Securities Act.

I have further examined and relied on the originals or copies, certified or otherwise identified to my satisfaction, of such records, certificates and other documents and instruments, and I have made such investigations of law, as I have considered necessary or desirable for the purpose of this opinion. In addition, for such purposes I have assumed that the terms of the Debt Securities and of their sale, when established, will not be in violation of any applicable law or other requirement then binding on CEB.

2.                                     This opinion is limited to public international law and the texts under which CEB is constituted and operating as described in paragraph 1 above, and I express no opinion as to the effect of the laws of any national jurisdiction. Based upon and subject to the foregoing, I am of the opinion that:

(i)         the Registration Statement has been duly executed on behalf of CEB and its filing has been duly authorized;

(ii)       the Fiscal Agency Agreement has been duly authorized, executed and delivered by CEB and it constitutes a valid and legally binding obligation of CEB in accordance with its terms; and

(iii)      when the Debt Securities have been duly executed, issued and delivered as contemplated in the Registration Statement and authenticated by the Fiscal Agent in accordance with the Fiscal Agency Agreement, they will constitute valid and legally binding obligations of CEB, enforceable in accordance with their terms.

I hereby consent to the filing of this opinion with the SEC together with the Registration Statement and the use of my title under the caption “Validity of the Notes” in the Prospectus forming part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Jan De Bel
Jan De Bel
General Counsel
Council of Europe Development Bank